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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 12, 1996, except for Note 16, as to which the date is May 31, 1996, in Amendment No. 1 to the Registration Statement (Form S-3, No. 333-06241) and related Prospectus of Young Broadcasting Inc. dated July 3, 1996, for the registration of 6,626,263 shares of its common stock.

                                         Ernst & Young LLP

New York, New York
July 3, 1996